SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 14, 2006

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


                                             Page 1 of 5 pages

Item 8.01.  OTHER EVENTS.

Press Release

      The following is the text of the press release dated August 14, 2006 reporting Transtech Industries, Inc.'s results of operations for the three and six month periods ended June 30, 2006.

           TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
    FOR THE THREE AND SIX MONTH PERIODS ENDED June 30, 2006

     PISCATAWAY, N.J., August 14, 2006 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the three and six month periods ended June 30, 2006. The Company's subsidiaries perform environmental services and generate electricity utilizing methane gas as fuel.

     Revenues for the electricity generation segment for the three months ended June 30, 2006 and 2005 were $58,000 and $55,000, respectively. The increase in revenue was due to an increase in kilowatt hours generated. Gross revenues of the environmental services segment for the period in 2006 and 2005 were $348,000 and $222,000, respectively. The environmental services in both periods were conducted on sites owned or leased by members of the consolidated group and therefore eliminated in the calculation of net revenues.

     The cost of operations for the three months ended June 30, 2006 and 2005 were $656,000 and $544,000, respectively. The net increase was primarily due to increased equipment repair, legal and other professional expenses.

     Other income for the three months ended June 30, 2006 and 2005 was $507,000 and $2,555,000, respectively, and includes $346,000 and $2,710,000, respectively, of proceeds from claims against excess insurance carriers.

     Income tax benefit for the three months ended June 30, 2006, was $27,000 compared to an expense of $647,000 reported for the period in 2005.

     Net loss for the three months ended June 30, 2006 was $64,000, or $.02 per share, versus net income of $1,419,000, or $.48 per share, for the period in 2005.

     Revenues for the electricity generation segment for the six months ended June 30, 2006 and 2005 were $167,000 and $151,000, respectively. The increase in revenue was due to an increase in kilowatts hours generated. Gross revenues of the environmental services segment for the period in 2006 and 2005 were $617,000 and $429,000, respectively. The environmental services in both periods were conducted on sites owned or leased by members of the consolidated group and therefore eliminated in the calculation of net revenues.

     The cost of operations for the six months ended June 30, 2006 and 2005 were $1,205,000 and $1,017,000, respectively. The net increase was primarily due to increased personnel costs, legal and other professional expenses.

     Other income for the six months ended June 30, 2006 and 2005 was $782,000 and $2,687,000, respectively. In addition to the proceeds from insurance claims discussed above, other income for 2006 includes $129,000 received in settlement of litigation regarding the Company's interest in a former partnership.

     Income tax benefit for the six months ended June 30, 2006, was $72,000 compared to an expense of $647,000 reported for the period in 2005.

     Net loss for the six months ended June 30, 2006 was $184,000, or $.06 per share, versus net income of $1,174,000, or $.39 per share, for the period in 2005.

     The Company and certain subsidiaries previously participated in the waste recovery and waste management industries. The Company continues to incur administrative and litigation expenses on matters related to past participation in those industries. In addition, the Company may incur significant remediation and post-closure costs related to sites of past operations.

     This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

     Presented below are the unaudited consolidated balance sheet as of June 30, 2006 and comparative consolidated statements of operations for the three and six months ended June 30, 2006 and 2005.

                           TRANSTECH INDUSTRIES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               As of June 30, 2006
                                   (In $000's)

                                     Assets
Cash and cash equivalents                             $ 1,263
Marketable securities                                   4,533
Restricted escrow accounts                              1,000
Other current assets                                      205
   Total current assets                                 7,001
Restricted escrow accounts                              6,551
Other assets                                            1,971
   Total assets                                       $15,523

                      Liabilities and Stockholders' Equity
Total current liabilities                             $ 2,197
Income taxes payable                                    1,042
Accrued post-closure costs                              8,532
Other liabilities                                          43
Stockholders' equity                                    3,709
   Total Liabilities and Stockholders' Equity         $15,523



CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In $000's, except per share data)

                                           For the Three Months
                                              Ended June 30,
                                          2006              2005
Gross Revenues                          $  406            $  277
Less: Eliminations                        (348)             (222)
Net Revenues                                58                55
Cost of operations                        (656)             (544)
Other income(a)                            507             2,555
Income (taxes) benefit                      27              (647)
Net income (loss)                       $  (64)           $1,419

Income (loss) per common share:
  Net income (loss)                     $ (.02)           $  .48
Number of shares used in
  calculation                        2,979,190         2,979,190


                                            For the Six Months
                                              Ended June 30,
                                          2006              2005
Gross Revenues                          $  784            $  580
Less: Inter-company                       (617)             (429)
Net Revenues                               167               151
Cost of operations                      (1,205)           (1,017)
Other income(a)                            782             2,687
Income (taxes) benefit                      72              (647)
Net income (loss)                       $ (184)           $1,174

Income (loss) per common share:
  Net income (loss)                     $ (.06)           $  .39
Number of shares used in
  calculation                        2,979,190         2,979,190

(a) Amounts for 2006 and 2005 include $346,000 and $2,710,000 of proceeds from insurance claims.


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TRANSTECH INDUSTRIES, INC.
                              (Registrant)


                              By: /s/ Andrew J. Mayer, Jr.
                                 Andrew J. Mayer, Jr., Vice
                                 President-Finance, Chief
                                 Financial Officer and
                                 Secretary

Dated:  August 14, 2006